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                                                                   EXHIBIT 10.74

SOURCE CAPITAL GROUP, INC.
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Members NASD, SIPC           Investment Bankers/Brokers            sourcegrp.com



                                                                    July 9, 2003


Mr. Steve Michael
President
Invisa, Inc.
4400 Independence Court
Sarasota, FL 34234


Dear Mr. Michael

The purpose of this letter is to confirm the understanding and agreement (the "Agreement") between Source Capital Group, Inc. ("SCG") and Invisa, Inc. (or the "Company"), regarding the retention of SCG by the Company as its non-exclusive financial advisor for the purposes set forth herein.

Under this Agreement, SCG will provide financial advisory services to the Company as follows:

         A) Raising of Capital. SCG shall use its best efforts to provide an equity financing for the Company.

         B) Fees, Commissions & Expenses. The Company agrees to pay the following fees to SCG for its services.

                  1. SCG will be compensated 8% cash and 8% ("warrant") coverage on any funds raised during this engagement and introduced by SCG. The exercise price of the warrants shall be equal to the market price of the stock at the time of the sale and will be subject to adjustment in accordance with the terms of any adjustment provided for in the Financing document. Said warrants shall be exercisable for five (5) years from date of issuance. The terms of said warrants shall include one piggyback registration right, anti-dilution rights, and "cashless" (when no registration statement is not in effect) exercise provisions in the event of exercise by SCG. Such fees shall be paid at the closing from an escrow account at the same time any new investment is dispersed to the company. The compensation shall be limited to investments that are closed and funded. The Company shall have sole discretion to accept or reject any financing or investment introduced by SCG. The compensation shall be paid as and in the same manner as such investment is funded. In the event of debt (as opposed to an equity investment) the consideration shall be 3% (in lieu of 8%) and in the event of a merger or acquisition, the



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Source Capital Group, Inc.                                           Page 2 of 6



                           consideration shall be a cash fee (only) based on the Lehman formula (in lieu of 8%).

                  2. SCG will receive 5000 shares as a retainer upon signing of this agreement. The shares shall be restricted and shall be included in the Company's next registration statement.

                  3. Expenses. In addition to any fees that may be payable to SCG under this Agreement, the Company agrees to reimburse SCG for its reasonable out-of-pocket expenses that are approved in advance by the Company in writing and that are incurred in connection with the services rendered by SCG hereunder (including, without limitation, travel and lodging, data and word processing, graphics and communication charges, research costs, and courier services and fees). SCG will, on a monthly basis, provide the Company with reasonable report regarding the expenses incurred. Compensation for any additional professional services (e.g. legal or consulting) contracted for by SCG, to be performed for the benefit of the Company by outside parties, is the responsibility of the Company and will be paid directly by the Company to such party. SCG will not contract for such services without the prior written approval of the Company with regard to both the nature of the service and a reasonable estimate of the cost of such service.

                  4. All cash payments under this Agreement shall be made in U.S. dollars and without withholding or deduction of any tax, assessment or other governmental charges unless required by law. Fees and retainers should be made payable and wired to:

                           Source Capital Group, Inc.
                           Fleet Bank
                           ABA# 011900571
                           Acct.# 9361882644

         C) Information. The Company will furnish or cause to be furnished to SCG, such information, as SCG believes appropriate to its assignment (all such information so furnished being the "Information"). The Company recognizes and confirms that SCG (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information, (c) is entitled to rely upon the Information without independent verification and (d) will not make an appraisal of any assets in connection with its assignment.

         D) Confidentiality. Except as contemplated by the terms hereof or as required by applicable law or legal process, SCG shall keep confidential all non-public information provided to it by or at the request of the Company, and shall not disclose such information to any third party or to any of its employees or advisors except to those persons who have a need


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Source Capital Group, Inc.                                           Page 3 of 6


         to know such information in connection with SCG's performance of its responsibilities hereunder. The Company understands that any documents, presentations or analyses prepared by SCG are proprietary and SCG is under no obligation to provide (by e-mail, floppy disk or otherwise) either the Company or its assigns with the computer files of such work product. Except as required by applicable law, any advice to be provided by SCG under this Agreement shall not be disclosed publicly or made available to third parties without the prior written consent of SCG. In addition, SCG may not be otherwise publicly referred to without its prior written consent. All services, advice and information and reports provided by SCG to the Company in connection with this assignment shall be for the sole benefit of the Company and shall not be relied upon by any other person.

E) Indemnity. The Company acknowledges and agrees that SCG has been retained to act solely as financial advisor to the Company. In such capacity, SCG shall act as an independent contractor, and any duties of SCG arising out of its engagement pursuant to this Agreement shall be owed solely to the Company. The Company agrees to indemnify SCG in accordance with the indemnification agreement attached as Exhibit A.

F) Arbitration. Any and all disputes, demands, claims or controversies hereto arising out of or relating to this agreement or the breach thereof, shall be settled binding arbitration in accordance with the rules of the American Arbitration Association ("AAA"). The arbitration shall be conducted in New York City under the rules of the AAA. Any judgment upon the award rendered by the arbitrator may be entered into any court or administrative tribunal having jurisdiction thereof. Costs associated with the arbitration, including reasonable attorney's fees, shall be borne by whichever parties the arbitrators shall deem just and fair."

G) Term & Termination. The term of SCG's engagement hereunder shall extend from the date hereof through Sept. 30, 2003 (the "Expiration Date") and will be automatically renewed on a monthly basis until canceled in writing by either party. SCG's engagement hereunder may be terminated upon 10 days written notice without cause by either the Company or SCG at any time before the Expiration Date. Notwithstanding the foregoing, the provisions relating to the payment of fees and expenses accrued through the date of termination, the status of SCG as an independent contractor and the limitation on to whom SCG shall owe any duties will survive any such termination, and any such termination shall not affect the Company's obligations under the indemnification agreement.

         SCG will be entitled to the fees set forth above in the event that at any time prior to the earlier of the termination of this letter and the expiration of SCG's engagement hereunder a Financing is consummated and the investor is on a list of potential investors provided to the Company by SCG at the time of termination or expiration and SCG had made efforts that led to an investment on behalf of the Company with respect to such investor(s) prior to termination or expiration, as appropriate. Further, in the event that a Financing or M&A transaction is completed with an investor, on the list described above, with respect to which SCG had made efforts that led directly to an investment or other substantive effort before such termination or expiration, whichever is earlier, SCG will be entitled to fees on those investors (but only for the amount purchased by such investors) for a period


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Source Capital Group, Inc.                                           Page 4 of 6


                  of 18 months after the termination or expiration date, as applicable, calculated in accordance with Section B of this Agreement. On the termination or expiration date, as applicable, SCG will provide the Company an updated EXHIBIT B for purposes of this paragraph.

         H) ADVERTISEMENTS. The Company acknowledges that SCG may, at its option and expense, place an announcement in such newspapers and periodicals as it may choose, stating that SCG has acted as the financial advisor to the Company. SCG agrees that the Company will have the right to approve the form of such announcement.

This Agreement (including the attached indemnification) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, which will remain in full force and effect. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by each party to be bound thereby. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state.

This Agreement sets forth the entire agreement with respect to the engagement of SCG by the Company, including the fees and warrants payable as a result of such engagement.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to SCG the duplicate copy of this Agreement, the indemnification agreement attached hereto as EXHIBIT A.


                                           By: /s/ W. Todd Coffin
                                               ---------------------------------
                                               W. Todd Coffin, Managing Director
                                               Source Capital Group, Inc.

By: /s/ Steve Michael
    ----------------------------------
    Steve Michael, President
    Invisa, Inc.





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Source Capital Group, Inc.                                         Page 5 of 6


This EXHIBIT A is a part of and is incorporated into that certain letter agreement, July 9, 2003 (the "Agreement"), by and between Invisa, Inc., a Nevada corporation (with its wholly-owned subsidiaries collectively, the "Company"), and Source Capital Group, Inc. (the "Placement Agent"). Capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Agreement.

THE COMPANY AGREES TO INDEMNIFY AND HOLD HARMLESS THE PLACEMENT AGENT, ITS AFFILIATES AND EACH PERSON CONTROLLING THE PLACEMENT AGENT AND THE PLACEMENT AGENT AGREES TO INDEMNIFY AND HOLD HARMLESS THE COMPANY (within the meaning of
Section 15 of the Securities Act), and the directors, officers, agents and employees of the Placement Agent, its affiliates and each such controlling person (the Placement Agent, and each such entity or person, an "Indemnified Person") from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the "Liabilities"), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the "Expenses") as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation, whether or not any Indemnified Person is a party thereto (collectively, the "Actions"), (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in any offering documents prepared by the Company (including any amendments thereof and supplements thereto) (the "Offer Documents") or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such indemnified Person expressly for use in the Offer Documents) or (ii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to the Agreement, the transactions contemplated thereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions; provided, however, that, in the case of clause (ii) only, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that have resulted primarily from such Indemnified Person's (x) gross negligence, bad faith or willful misconduct in connection with any of the advice, actions, inactions or services referred to above or (y) use of any offering materials or information concerning the Company in connection with the offer or sale of the Securities in the Transaction which were not authorized for such use by the Company and which use constitutes negligence, bad faith or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person's rights under the Agreement, which includes this EXHIBIT A.

Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under the Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, if requested by the Placement Agent, assume the defense of any such Action including the employment of counsel reasonably satisfactory to the Placement Agent, which counsel may also be counsel to the Company. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impeded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any Action or related Actions, in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agent (which shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action for which

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Source Capital Group, Inc.                                         Page 6 of 6


indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with the Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by the Agreement, or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Placement Agent pursuant to the Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by the Agreement shall be deemed to be in the same proportion as
(a) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of the Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid to the Placement Agent under the Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act of 1933, as amended, shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to the Agreement, the transactions contemplated thereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that have resulted primarily from such Indemnified Person's gross negligence, bad faith or willful misconduct in connection with any such advice, actions, inactions or services.

The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of the Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person's services under or in connection with, the Agreement.






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